UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2016

American Renal Associates Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37751	27-2170749
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Cummings Center, Suite 6550 Beverly, Massachusetts	01915
(Address of registrant’s principal executive office)	(Zip code)

(978) 922-3080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 1, 2016, American Renal Associates Holdings, Inc. (the “Company”) received a complaint filed by three affiliates of UnitedHealth Group Inc. (“United”) in the United States District Court of the Southern District of Florida. The complaint relates to 27 patients who have received dialysis at 12 ARA facilities in Florida and Ohio and who elected to receive coverage under one of United’s Affordable Care Act (“ACA”) insurance products, effective on or after January 1, 2016. At this time, approximately 33 patients across 15 clinics in 5 states with United ACA products receive dialysis care at the Company’s facilities. The complaint identifies approximately $1.9 million of payments made to 12 of the Company’s facilities that United claims were improper. The complaint seeks monetary damages and injunctive relief. The Company believes this lawsuit is without merit. The Company intends to vigorously defend itself in this legal matter; however, no assurance can be given as to the timing or outcome of this matter, or can any assurance be given as to whether the filing of this lawsuit will affect the Company’s other relationships, or the Company’s business generally. The Company’s top priority continues to be providing the highest quality care to patients that choose to receive dialysis services at the Company’s facilities.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

Dated: July 5, 2016	By:	/s/ Michael R. Costa
	Name:	Michael R. Costa
	Title:	Vice President, General Counsel and Secretary

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